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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2004, with respect to the combined financial statements of the Phoenix, Northern California and Central Regions of Comprehensive Medical Imaging, Inc. included in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of InSight Health Services Holdings Corp. for the registration of _____Income Deposit Securities.

                                       /s/ Ernst & Young LLP

Los Angeles, California

June 17, 2004